UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  May 23, 2013

4Licensing Corporation
(Exact name of registrant as specified in its charter)

Delaware	0-7843	13-2691380
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

767 Third Avenue, 17th Floor, New York, New York  10017
(Address of principal executive offices, including zip code)

(212) 758-7666
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07. Submission of Matters to a Vote of Security Holders

On May 23, 2013, 4Licensing Corporation (the “Company”) held its 2013 annual meeting of shareholders (the “2013 Annual Meeting”).  At the 2013 Annual Meeting, the matters voted upon, including the number or votes cast for, against or withheld, as well as the number of abstentions and broker-non-votes, as to each such matter were as follows:

Proposal 1:  All four of the Company’s nominees for director listed in the Company’s 2013 proxy statement were elected to the Board of Directors of the Company, with the number of votes cast for each nominee as follows:

	Shares Voted “FOR”	Shares Voted “AGAINST”	Shares “ABSTAINING”	Broker Non-Votes	Votes Withheld
Duminda M. DeSilva	4,303,686	96,836	-	7,630,472	1,361
Jay Emmett	4,299,416	101,336	-	7,630,472	1,131
Wade I. Massad	4,303,467	96,836	-	7,630,472	1,580
Bruce R. Foster	4,350,764	50,515	-	7,630,472	604

Proposal 2:  The appointment of EisnerAmper LLP as the Company’s independent registered public accounting firm to audit the Company’s financial statements for the fiscal year ending December 31, 2013 was ratified by the following votes:

Shares Voted “FOR”	Shares Voted “AGAINST”	Shares “ABSTAINING”	Broker Non-Votes	Votes Withheld
11,602,072	419,315	10,968	-	-

Proposal 3:  The compensation paid to our named executive officers was approved by the following non-binding advisory votes:

Shares Voted “FOR”	Shares Voted “AGAINST”	Shares “ABSTAINING”	Broker Non-Votes	Votes Withheld
4,199,005	201,432	1,446	7,630,472	-

Proposal 4:  Every 3 years was selected as the frequency of future advisory votes on executive compensation by the following non-binding advisory votes:

Every 1 Year	Every 2 Years	Every 3 Years	Shares “ABSTAINING”	Broker Non-Votes
1,491,971	10,933	2,891,731	7,248	7,630,472

In light of these results, the Company has decided to hold an advisory vote on the Company's executive compensation programs every 3 years until the next required vote by stockholders on the frequency of stockholder votes on the compensation of executives.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

4Licensing Corporation

Date: May 28, 2013	By:	/s/ Bruce R. Foster .
Bruce R. Foster
Interim Chief Executive Officer, Executive Vice President and Chief Financial Officer